                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       LAWSON PRODUCTS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

LAWSON PRODUCTS, INC.
1666 East Touhy Avenue
Des Plaines, Illinois 60018
--------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
May 16, 2000

------------------------

TO THE STOCKHOLDERS:

You are cordially invited to attend the annual meeting of stockholders of Lawson Products, Inc. the "Company" or "Lawson"), which will be held at the offices of the Company, 1666 East Touhy Avenue, Des Plaines, Illinois, on Tuesday, May 16, 2000, at 10:00 A.M. (Local Time) for the following purposes:

(1) To elect three directors to serve three years;

(2) To consider and vote upon a stockholder proposal if presented by its proponent; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accompanying this notice is a form of proxy, a Proxy Statement and a copy of the Company's 1999 Annual Report.

EVEN IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AS SET FORTH IN THE ENCLOSED PROXY. IF YOU EXECUTE A PROXY, YOU STILL MAY ATTEND THE MEETING AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          Joseph L. Pawlick
                                          SECRETARY
Des Plaines, Illinois
April 12, 2000

[LOGO]

LAWSON PRODUCTS, INC.
1666 East Touhy Avenue
Des Plaines, Illinois 60018

--------------------------

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 16, 2000

------------------------

This Proxy Statement is being sent to stockholders on or about April 12, 2000, in connection with the solicitation of the accompanying proxy by the Board of Directors of the Company. Only stockholders of record at the close of business on March 31, 2000, are entitled to notice of and to vote at the meeting. The Company has retained Morrow & Co., Inc., a firm specializing in the solicitation of proxies, to assist in the solicitation at a fee estimated to be $4,000 plus expenses. Officers of the Company may make additional solicitations in person or by telephone. Expenses incurred in the solicitation of proxies will be borne by the Company. If the accompanying form of proxy is executed and returned in time or you vote your shares by telephone or via the Internet as set forth in the enclosed proxy pursuant to Section 212(c) of the Delaware General Corporation Law, the shares represented thereby will be voted, but the proxy may be revoked at any time prior to its exercise by execution of a later dated proxy or by voting in person at the annual meeting.

As of March 31, 2000, the Company had outstanding 10,016,922 shares of the Company's Common Stock (the "Common Stock") and such shares are the only shares entitled to vote at the annual meeting. Each holder of Common Stock is entitled to one vote per share on all matters to come before the meeting. For purposes of the meeting, a quorum means a majority of the outstanding shares. In determining whether a quorum exists, all shares represented in person or by proxy will be counted.

It is intended that the named proxies will vote in favor of the election as directors of the nominees listed below, except as otherwise indicated on the proxy form. If any nominee should become unavailable for election as a director (which is not contemplated), the proxies will have discretionary authority to vote for a substitute. In the absence of a specific direction from the stockholders, proxies will be voted for the election of all named director nominees and against the stockholder proposal concerning the elimination of a classified Board of Directors. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will have no effect on any proposal at this annual meeting for which a vote is not indicated on the proxies.

ELECTION OF DIRECTORS

Stockholders are entitled to cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to that number of votes equal to the number of directors to be elected, multiplied by the number of shares he owns, and he may cast his votes for one nominee or distribute them in any manner he chooses among any number of nominees. Unless otherwise indicated on the proxy card, votes may, in the discretion of the proxies, be equally or unequally allocated among the nominees named below. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.

The By-Laws of the Company provide that the Board of Directors shall consist of such number of members, between five and nine, as the Board of Directors determines from time to time. The size of the Board is currently set at nine members. The Board is divided into three classes, with one class being elected each year for a three-year term. At the meeting, three directors are to be elected to serve until 2003.

The following information has been furnished by the respective nominees and continuing directors:

                                                                                                  YEAR FIRST
                                                                                                   ELECTED
NAME                                       AGE                  PRINCIPAL OCCUPATION               DIRECTOR
----                                     --------               --------------------              ----------
NOMINEES TO BE ELECTED TO SERVE UNTIL 2003
James T. Brophy........................     72      Private Investor                                 1971
Mitchell H. Saranow....................     54      Chairman of the Saranow Group, a family          1998
                                                      investment firm, since August 1996, and
                                                      Chairman of the Board and co-chief
                                                      executive officer of Navigant Consulting,
                                                      Inc. since 2000. Prior thereto, Mr.
                                                      Saranow was Chairman of Fluid Management,
                                                      L.P., a machinery manufacturer, for more
                                                      than five years.
Jerome Shaffer.........................     72      Vice President and Treasurer of the Company      1989

DIRECTORS WHOSE TERMS EXPIRE IN 2002
Ronald B. Port, M.D....................     59      Physician                                        1984
Robert G. Rettig.......................     70      Consultant                                       1989
Peter G. Smith.........................     61      Retired President and Chief Operating            1985
                                                    Officer of the Company

DIRECTORS WHOSE TERMS EXPIRE IN 2001
Bernard Kalish.........................     62      Retired Chairman of the Board and Chief          1983
                                                      Executive Officer of the Company
Sidney L. Port.........................     89      Chairman of the Executive Committee of the       1953
                                                      Company
Robert J. Washlow......................     55      Chairman of the Board and Chief Executive        1997
                                                      Officer. In 1998 and 1999, Mr. Washlow was
                                                      Executive Vice President--Corporate
                                                      Affairs and participated in the Office of
                                                      the President from January 1, 1999 until
                                                      he became the Chairman in August of 1999.
                                                      Mr. Washlow was also Corporate Secretary
                                                      from 1985 until May of 1999.

------------------------

-  The Executive Committee, the members of which are Sidney L. Port and Robert
   J. Washlow, has all of the authority of the Board of Directors between Board meetings, except to declare a dividend, authorize the issuance of stock, amend the By-Laws or take action relating to certain corporate changes.

- The Audit Committee, the members of which are James T. Brophy, Robert G. Rettig, and Mitchell H. Saranow, reviews the scope and results of the audit by the Company's independent auditors and reviews the Company's procedures for monitoring internal accounting controls.

-  The Compensation Committee, the members of which are James T. Brophy, Robert
   G. Rettig, Ronald B. Port, M.D. and Mitchell H. Saranow makes all determinations with respect to the compensation of the Chairman of the Board and establishes general compensation policies with respect to all other executive officers of the Company.

- The Nominating Committee, the members of which are James T. Brophy, Sidney L. Port, Robert G. Rettig and Ronald B. Port, M.D., reviews and recommends potential directors to the Board of Directors. The Nominating Committee will consider director nominees recommended by stockholders if such recommendations are submitted in writing to the Secretary of the Company.

-  The Incentive Stock Committee, the members of which are Sidney L. Port, James
   T. Brophy and Ronald B. Port, M.D., administers the Company's Incentive Stock Plan.

- Because of his substantial stockholdings, Sidney L. Port may be deemed to be a control person of the Company. See "Securities Beneficially Owned by Principal Stockholders and Management."

-  Ronald B. Port, M.D. is the son of Sidney L. Port.

- Robert J. Washlow is the son-in-law of Sidney L. Port. Mr. Washlow was a partner at the law firm of Vedder, Price, Kaufman & Kammholz until December 31, 1998, which firm provides legal services to the Company.

- Each nominee and continuing director has held the indicated position, or an executive position with the same employer, for at least the past five years, unless otherwise indicated above. Mr. Washlow was a partner with the law firm of Vedder, Price, Kaufman & Kammholz for more than five years prior to 1998, the date Mr. Washlow became Executive Vice President--Corporate Affairs.
   Mr. Washlow was Secretary of the Company for more than five years prior to 1999. On January 1, 1999, Mr. Washlow became a member of the Office of the President. In August of 1999, Mr. Washlow was appointed Chairman of the Board and Chief Executive Officer, and resigned from the Office of the President.

- Mr. Saranow is a director and member of the Compensation Committee of Navigant Consulting, Inc.

-  Mr. Rettig is a director of The Tech Group Inc. and Bermo Inc.

In 1999, the Board of Directors held four meetings, the Compensation Committee held two meetings, the Audit Committee held one meeting and the Nominating Committee held one meeting. During 1999, each director attended at least 75% of the meetings of the Board and of the respective committees on which he served. The Executive Committee did not meet, as matters typically dealt with by this Committee were considered by the full Board of Directors. Directors who are not employees or retired officers of the Company receive directors' fees of $12,000 annually. In 1999, each outside director was paid an additional $10,000, except for Mr. Saranow.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
STOCKHOLDERS AND MANAGEMENT

Set forth below, as of March 1, 2000 (unless otherwise indicated), are the beneficial holdings of: each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, each director, the executive officers listed on the Summary Compensation Table below, and all executive officers and directors as a group.

                                                                 SOLE         SHARED      PERCENT OF
                                                               VOTING OR     VOTING OR     CLASS AT
                                                              DISPOSITIVE   DISPOSITIVE    MARCH 1,
NAME                                                          POWER(1)(2)      POWER         2000
----                                                          -----------   -----------   ----------
Sidney L. Port (3) .........................................   3,549,782       -0-           35.2%
  1666 East Touhy Avenue
  Des Plaines, Illinois 60018
Bettie B. Port Trust (4) ...................................   1,173,802       -0-           11.6%
  1666 East Touhy Avenue
  Des Plaines, Illinois 60018
Dimensional Fund Advisors ..................................     690,950       -0-            6.9%
  1299 Ocean Floor
  11th Floor
  Santa Monica, CA 90401
Jeffrey B. Belford..........................................       5,350
James T. Brophy.............................................       1,150       -0-           *
Roger F. Cannon.............................................       6,459                     *
Bernard Kalish..............................................      21,250       -0-           *
Ronald B. Port, M.D.........................................      16,615       -0-           *
Robert G. Rettig............................................         500       -0-           *
Mitchell H. Saranow (5).....................................       8,000       -0-           *
Jerome Shaffer..............................................      24,533        2,530        *
Peter G. Smith..............................................       1,700        6,399        *
Robert J. Washlow...........................................      28,577        0            *
All executive officers and directors as a group (13
  persons)..................................................   4,851,261        8,929        48.2%

------------------------

*   Less than 1%.

(1) Does not include certain shares held by wives and minor children in the case of Mr. Brophy (725 shares), Mr. Kalish (10,523 shares), Dr. Port (16,615 shares), Mr. Shaffer (2,450 shares), Mr. Smith (1,700 shares) and
    Mr. Washlow (24,283) and all executive officers and directors as a group (56,296 shares).

(2) Stockholdings shown include shares issuable upon the exercise of stock options exercisable within 60 days by Mr. Belford (5,250 shares), Mr. Cannon (4,375 shares), Mr. Kalish (21,250 shares), Mr. Shaffer (9,500 shares) and all executive officers and directors as a group (47,875 shares).

(3) Includes 1,200,000 shares held by a family limited partnership.

(4) Sidney L. Port has the sole power to vote the stock of the Bettie B. Port Trust.

(5) All 8,000 shares are owned by Saranow Investments, L.L.C., which is owned by Mr. Saranow and his family.

REMUNERATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

The table below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998 and 1997, of those persons who were, at December 31, 1999 (i) the chief executive officer, (ii) the retired chief executive officer and (iii) the other four most highly compensated executive officers of the Company (the "Named Officers").

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                                  ANNUAL COMPENSATION     SECURITIES       ALL OTHER
                                                  --------------------    UNDERLYING    COMPENSATION(3)
NAME AND PRINCIPAL POSITION              YEAR      SALARY     BONUS(1)    OPTIONS(2)          ($)
-------------------------------------------------------------------------------------------------------
Robert Washlow                           1999      360,715     35,000        5,000           15,600
  CHAIRMAN OF THE BOARD AND CHIEF        1998       88,462      --          --              --
  EXECUTIVE OFFICER                      1997        --         --          --              --
-------------------------------------------------------------------------------------------------------
Bernard Kalish (4)                       1999      432,386       0           0               0
  RETIRED CHAIRMAN OF THE BOARD AND      1998      377,266       0           0               15,200
  CHIEF EXECUTIVE OFFICER                1997      362,068     48,180        0               15,200
-------------------------------------------------------------------------------------------------------
Sidney L. Port                           1999      343,080       0           0               15,600
  CHAIRMAN OF THE EXECUTIVE COMMITTEE    1998      329,156       0           0               15,200
                                         1997      316,101       0           0               15,200
-------------------------------------------------------------------------------------------------------
Jeffrey B. Belford                       1999      246,253     15,000        0               15,600
  OFFICE OF THE PRESIDENT AND CHIEF      1998      189,236       0           0               15,200
  OPERATING OFFICER                      1997      181,400     39,044        0               15,152
-------------------------------------------------------------------------------------------------------
Roger F. Cannon                          1999      241,311     15,000        0               15,600
  OFFICE OF THE PRESIDENT AND CHIEF      1998      214,525       0           0               15,200
  SALES OFFICER                          1997      203,373     17,317        0               15,200
-------------------------------------------------------------------------------------------------------
Jerome Shaffer                           1999      234,293       0           0               15,600
  VICE PRESIDENT AND TREASURER           1998      219,362       0           0               15,200
                                         1997      210,278      5,938        0               15,200
-------------------------------------------------------------------------------------------------------

(1) Excludes a portion of the bonus earned in 1999 which was not determinable as of the date hereof.

(2) The Company has not issued stock appreciation rights or restricted stock awards to the Named Officers and does not have any "long-term incentive plans" as that term is defined in the applicable rules. The Company issued options at fair market value to the named officers as shown.

(3) These amounts represent the Company's contribution as accrued to the Company's Profit Sharing Plan.

(4) Mr. Kalish retired as Chairman of the Board and Chief Executive Officer in August 1999.

The following table presents the number of stock options granted to the Named Executive Officers during fiscal 1999.

                          OPTIONS GRANTED DURING 1999

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL RATES
                                                                                                  OF STOCK PRICE
                                                                                              APPRECIATION FOR OPTION
INDIVIDUAL GRANTS                                                                                      TERM
-----------------------------------------------------------------------------------------   ---------------------------
                       NUMBER OF
                       SECURITIES   PERCENT OF TOTAL
                       UNDERLYING       OPTIONS
                        OPTIONS         GRANTED
                        GRANTED       TO EMPLOYEES     EXERCISE OR BASE
NAME                      (#)        IN FISCAL YEAR      PRICE ($/SH)     EXPIRATION DATE        5%            10%
----                   ----------   ----------------   ----------------   ---------------   ------------   ------------
Robert J. Washlow....    5,000             100%        22 7/16                8/10/09         $223,484       $355,861

The following table summarizes option exercises during the fiscal year by the Named Officers and the value of the options held by such persons at the end of such fiscal year.

                     AGGREGATE OF OPTIONS EXERCISED IN 1999
                     AND OPTION VALUES AT DECEMBER 31, 1999

                                                               NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED
                                                                    OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                                 DECEMBER 31, 1999      DECEMBER 31, 1999(1)
                                                               ---------------------   -----------------------
                            SHARES ACQUIRED                        EXERCISABLE/             EXERCISABLE/
NAME                          ON EXERCISE     VALUE REALIZED       UNEXERCISABLE            UNEXERCISABLE
----                        ---------------   --------------   ---------------------   -----------------------
Robert J. Washlow.........      --               --                     0/5,000             $   0/$3,425
Bernard Kalish............      --               --                21,250/3,750              7,031/2,344
Sidney L. Port............      --               --                          --                       --
Jeffrey B. Belford........      --               --                 5,250/1,250                2,344/781
Roger Cannon..............      --               --                   4,375/625                1,172/391
Jerome Shaffer............      --               --                 9,500/1,500                2,812/938

------------------------
(1) Based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on December 31, 1999.

EMPLOYMENT CONTRACTS

Prior to his retirement in August 1999, Mr. Kalish was employed under a contract pursuant to which he received $222,117 during 1999. In 1999, the Company entered into a salary continuation agreement with Mr. Kalish for consulting services pursuant to which Mr. Kalish received $210,269 in 1999 and will receive $497,000 in 2000, and will continue to participate in certain of the Company's employee benefits plans.

Under the terms of a salary continuation agreement, in the event of Mr. Port's death while employed by the Company, the Company will continue his salary for two years thereafter.

Mr. Belford is employed under a contract pursuant to which he will receive a minimum salary of $265,000 for 2000. Upon the expiration of two years prior written notice, the contract is cancelable by either party. The contract provides for salary increases from time to time and salary continuation during incapacity and for one year after death.

Mr. Cannon is employed under a contract pursuant to which he will receive a minimum salary of $260,000 for 2000. Upon the expiration of two years prior written notice, the contract is cancelable by either party. The contract provides for salary increases from time to time and salary continuation during incapacity and for one year after death.

Mr. Shaffer is employed under a contract expiring in 2000 pursuant to which he will receive a minimum salary of $230,225 for 2000. The contract is automatically renewable for one year terms unless a one year notice is given. The contract provides for salary increases from time to time and salary continuation during incapacity and for one year after death.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Report of the Compensation Committee of the Board of Directors and the Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE AS TO COMPENSATION MATTERS

OVERVIEW

The objectives of the Compensation Committee in establishing executive compensation are to provide compensation that will both attract and retain superior talent and align the interests of the Company's executive officers with the financial success of the Company. The criteria used to determine the compensation of the Chief Executive Officer are also used in determining compensation for the other executive officers.

Federal tax law imposes a $1 million limit on the tax deduction for certain executive compensation payments. Because the compensation paid to any executive officer is significantly below the $1 million threshold, the Compensation Committee has not yet had to address the issues relative thereto.

EXECUTIVE OFFICER COMPENSATION PROGRAM

The Company's executive officer compensation program is comprised of base salary, short-term incentive compensation, long-term incentive compensation (in the form of stock options) and various benefits, including medical and profit sharing plans, generally available to employees of the Company.

    BASE SALARY. Base salary for the executive officers other than the chief executive officer, was set pursuant to employment agreements described elsewhere in this proxy statement. The chief executive officer's base salary and bonus, if any, are established annually by the Compensation Committee. In setting these compensation levels, the Compensation Committee considered a variety of factors, including competitive market levels, levels of responsibility as well as the unique abilities and individual experience and performance of each officer. In addition, certain of the employment agreements provide for discretionary increases in base salary. Generally, these salary increases are determined annually by the Chairman of the Board with the consent of the Compensation Committee based on performance and general market factors.

    INCENTIVE COMPENSATION PROGRAM. In 1995, the Board of Directors adopted the Lawson Products, Inc. Annual Incentive Compensation Program (the "Program"). Under the Program the Compensation Committee establishes annual corporate, company and individual target performance levels for each of the participating employees (which will include each of the Named Officers except Robert J. Washlow). Each participant will then be granted an annual incentive award based upon the base salary at the beginning of the year for that participant and the degree to which the participant's predetermined targets were achieved during the year.

    STOCK OPTION PROGRAM. The Company's long-term incentive based compensation program is achieved principally through the Lawson Products, Inc. Incentive Stock Plan under which stock options (both nonqualified and incentive), stock appreciation rights and stock awards may be issued to officers and key employees. The objectives of the Plan are to align executive and stockholder long-term interests by creating a link between executive compensation and stockholder return and to enable executives and other key employees to develop and maintain a long-term stock ownership position in the Company. Under the Company's plan, the Incentive Stock Committee determines the identity of recipients and the amount of benefits to be received by each recipient. Generally, options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and have ten year terms.

    OTHER BENEFITS. The Company maintains an Executive Deferral Plan and also provides a variety of other benefits including a Profit Sharing Plan, which are generally available to Company employees.

                                          James T. Brophy
                                          Robert G. Rettig
                                          Ronald B. Port, M.D.
                                          Mitchell H. Saranow

STOCK PRICE PERFORMANCE CHART

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Small Capitalization Index and a peer group (the "Peer Group") of the Company for the five prior fiscal years. The Peer Group consists of Barnes Group Inc., Strategic Distribution, Inc.,
SunSource Inc., Premier Farnell PLC, Vallen Corporation and NCH Corporation.

EDGAR REPRESENTATION OF DATA POINTS USE IN PRINTED GRAPHIC

                                                              LAWSON PRODUCTS, INC.     S&P SMALL CAP     PEERS
                                                              ----------------------   ---------------   --------
12/31/94....................................................         $100.00               $100.00       $100.00
12/31/95....................................................         $ 96.07               $129.96       $107.36
12/31/96....................................................         $ 87.81               $157.67       $122.88
12/31/97....................................................         $121.85               $198.01       $ 96.16
12/31/98....................................................         $ 96.43               $195.42       $ 63.19
12/31/99....................................................         $ 98.79               $219.66       $ 91.30

Assumes that the value of the investment in Lawson's Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

STOCKHOLDER PROPOSAL REGARDING THE ELIMINATION OF A CLASSIFIED BOARD OF
DIRECTORS

The Company has been advised that William Steiner, 4 Radcliffe Drive, Great Neck, New York 11024, who held 1,950 shares of Lawson Common Stock as of September 30, 1999, intends to submit the following proposal at the Annual
Meeting:

              "ELIMINATE CLASSIFIED BOARD OF DIRECTORS RESOLUTION

"RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

                              SUPPORTING STATEMENT

The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for it's (sic) implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and it's (sic) stockholders.

I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"

THE BOARD OF DIRECTORS OF THE COMPANY OPPOSES AND UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

In 1982, the Board of Directors recommended that the Company elect directors to serve staggered terms so that no more than one-third of the directors are elected each year. The stockholders adopted that recommendation at the 1983 annual meeting of stockholders by an overwhelming majority vote and Article Ninth of the Certificate of Incorporation and Section 3.2 of the By-Laws of the Company were adopted.

Under Delaware law, the action recommended in the proposal can be taken only if the Board recommends an amendment to the Company's Certificate of Incorporation and directs that the amendment be submitted to a vote of stockholders. In accordance with the Company's By-Laws, an affirmative vote of 75% of the outstanding shares of Common Stock entitled to vote would be required at a future meeting of the Company's stockholders in order to amend the provision for the staggered election of directors. The Board of Directors has not recommended and does not recommend such an amendment and deems the proposal to be detrimental to the interests of the Company's stockholders.

The classification of directors has the effect of making it more difficult to change the composition of the Board at other than a moderate pace and requires that at least two-thirds of the directors serving will have had prior experience on the Board. Preventing precipitous changes in control strengthens the Board's ability, in the exercise of its fiduciary duties, to maximize the value of the stockholders' investment in the Company and serves to provide informed oversight of corporate policies, orderly development of business strategies and operations, and long-term strategic planning. It also serves as an obstacle to sudden and disruptive attempts to obtain control of the Company.

A person seeking to acquire immediate control of the Company will be required to initiate such action through arm's-length negotiations with members of the Board who are in the best position to negotiate a transaction to maximize stockholder value and yield the highest price for the Company's stockholders. By virtue of staggered terms, at least two meetings of stockholders would be required to change control of the Board unless the existing Board consented to such change of control. The consent of the Board to a change of control, in turn, could be a condition to obtaining a higher price for the stockholders. Thus, having a staggered Board enhances the ability to negotiate favorable terms for all stockholders and does not necessarily discourage takeover offers.

The staggered Board notwithstanding, the stockholders retain their ability to replace incumbent directors or to propose alternative nominees for the class of directors to be elected at an annual meeting and thereby stockholders can properly and effectively express their views and influence Company policies. Those directors who remain in office will be influenced by any such stockholder action. The Board does not believe that directors elected for staggered terms are any less accountable to stockholders than if they would be elected annually. The same standards of performance apply regardless of the term of service.

The Board continues to believe as it did in 1982, that maintaining staggered terms for directors is in the best interests of the Company and its stockholders. Maintaining staggered terms represents a reasonable and appropriate means of protecting against potentially abusive and coercive tactics associated with unsolicited efforts to obtain control of the Company and to provide informed oversight in the development of policies, business strategies and operations.

The Board notes that according to information supplied to the Company by Mr. Steiner, he held 1,950 shares of Common Stock as of September 30, 1999, with a market value of $42,169. As of March 1, 2000, the Board, in the aggregate, held approximately 47.75% of the outstanding Lawson Common Stock, worth approximately $103.1 million.

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THIS PROPOSAL.

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting is required for approval of the stockholder proposal. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

INDEPENDENT AUDITORS

The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2000. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS OF SECURITY HOLDERS

A stockholder proposal to be presented at the annual meeting to be held in 2001 must be received at the Company's executive offices, 1666 East Touhy Avenue, Des Plaines, Illinois 60018, by no later than December 13, 2000, for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

OTHER MATTERS

The Board of Directors knows of no other proposals which may be presented for action at the meeting. However, in accordance with the By-laws of the Company, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter. In order for a proposal to properly come before a meeting, the proposal must be received by the Company not less than 90 days nor more than 110 days prior to the first anniversary of the prior year's meeting unless the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case notice of such proposal must be received by the Company no later than 10 days following the date on which public announcement of the date of such meeting is first made.

Stockholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided or to vote your shares by telephone or via the Internet.

                                          By Order of the Board of Directors
                                          Joseph L. Pawlick
                                          SECRETARY

-------------------------------------------------------------------------------
PROXY                                                                     PROXY

                             Lawson Products, Inc.
         This Proxy Is Solicited on Behalf of the Board of Directors
                     for the Annual Meeting on May 16, 2000.

The undersigned hereby makes, constitutes and appoints Sidney L. Port and Robert J. Washlow and each of them, proxies for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Lawson Products, Inc., to be held at the offices of the Company, 1666 East Touhy Avenue, Des Plaines, Illinois, on May 16, 2000, at 10:00 A.M. (Local Time), or any adjournment thereof.

The withholding of authority to vote for any nominee will allow the proxies to distribute, in their discretion, the withheld votes equally or unequally to or among the remaining nominees. The nomination of any additional person or persons by any stockholder will allow the proxies to distribute, in their discretion, votes in respect of all proxies they hold equally or unequally to or among the Board of Directors' nominees


                     (continued and to be signed on other side)




               PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY
                               BY TELEPHONE OR INTERNET.



-------------------------------------------------------------------------------
                                  FOLD AND DETACH HERE

-------------------------------------------------------------------------------


---------
            PLEASE MARK YOUR
    X       VOTES AS IN THIS
            SAMPLE.
---------


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW AND "AGAINST" THE STOCKHOLDER PROPOSAL.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND AGAINST PROPOSAL 2.


                             FOR      WITHHELD

1. Election of Directors:
   Nominees:
   James T. Brophy,
   Mitchell H. Saranow,
   and Jerome Shaffer.



FOR, except vote withheld from the following nominee(s):

----------------------------------------------------------

                              FOR     AGAINST     ABSTAIN

2. Stockholder proposal
   concerning elimination
   of a classified
   Board of Directors.

3. In their discretion, the Proxy is authorized to vote on any other matter that may properly come before the meeting or any adjournment thereof.




The undersigned hereby revokes any proxy heretofore given and confirms all that said proxies, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Attorneys, executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)                                          Date                ,2000
            -----------------------------------------     ---------------
            -----------------------------------------


-------------------------------------------------------------------------------

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To vote by telephone:
                       Using a touch-tone phone call Toll-free:
                            1-877-PRX-VOTE (1-877-779-8683)

To vote by internet:
                     Log on to the Internet and go to the website:
                             http://www.eproxyvote.com/laws

      NOTE: IF YOU VOTE OVER THE INTERNET, YOU MAY INCUR COSTS SUCH AS TELECOMMUNICATION AND INTERNET ACCESS CHARGES FOR WHICH YOU WILL BE RESPONSIBLE

                           THANK YOU FOR VOTING YOUR SHARES
                                YOUR VOTE IS IMPORTANT!

  DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET